EXHIBIT 23.1

                            CONSENT OF WEED & CO. LLP

                                 WEED & CO. LLP
                        4695 MACARTHUR COURT, SUITE 1430
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                  July 6, 2007

Board of Directors
Marketing Worldwide Corporation
2212 Grand Commerce Drive
Howell, MI 48855

Re: Form SB-2 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form SB-2 Registration Statement and to the reference to this firm in any prospectus made a part of the Registration Statement.

Very truly yours,

/s/ Weed & Co. LLP
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Weed & Co. LLP